                            Exhibit 99.1

The Simply Good Foods Company Announces Executive Leadership Transition Plan
Shaun Mara, Chief Financial Officer, to Leave the Company at the End of November
Todd Cunfer, Vice President Finance, and Veteran Consumer Packaged Goods Executive to Become Chief Financial Officer
Denver, CO, August 11, 2017 - The Simply Good Foods Company (NASDAQ: SMPL, SMPL.W) (“Simply Good Foods,” or the “Company”) today announced an executive leadership transition plan. Shaun Mara, Chief Administrative Officer and Chief Financial Officer, will step down from his role as of the fiscal year-end on August 26, 2017, and Todd Cunfer, Vice President Finance, will succeed him as Chief Financial Officer, effective August 27, 2017. Mr. Mara will assist with the executive team transition and continue to support the Company on strategic initiatives in an advisory role through November 30, 2017.
In addition, the Company announced Robert Gandert, Chief Customer and Business Development Officer will step down from his role as of fiscal year-end on August 26, 2017, and Jill Short, Senior Vice President of Sales, will be promoted to Chief Customer Officer, effective August 27, 2017. Ms. Short joined Atkins Nutritionals, Inc. in January 2008, and was part of the sales team that contributed to the turnaround and success of the Atkins® brand. Prior to joining Atkins, Ms. Short served in key sales leadership roles for more than 20 years with increasing responsibility at Muscle Milk, Abbott Nutrition including the EAS brand, and Kraft Foods.
“Shaun and Bob have played integral roles in our growth and development, including the completion of our successful merger transaction with Conyers Park, and on behalf of our board and management team, I want to thank them for their contributions,” commented Joseph E. Scalzo, President and Chief Executive Officer, of Simply Good Foods. “Over the next several weeks, Shaun will work closely with Todd through this transition. We are excited to have Todd, a seasoned leader with a proven track record of delivering results, assume the role of Chief Financial Officer. His significant financial and operational experience successfully managing and growing multi-billion dollar businesses will be integral as we further leverage our well-established brand and capitalize on our strategic growth initiatives.”
Mr. Scalzo continued, “Jill has significant experience in the nutritious snacking category and over the last few years her leadership with key customers has been instrumental for the growth and development of the Atkins brand. We look forward to her future contributions as we continue to grow Atkins consumption and execute on our compelling strategic growth initiatives.”

                            Exhibit 99.1

Mr. Cunfer, a veteran consumer packaged goods executive, joined The Simply Good Foods Company as Vice President Finance on July 10, 2017 from The Hershey Company (NYSE: HSY) with more than 20 years of financial planning and analysis, capital structure, treasury, supply chain management, commercial operations and merger and acquisition experience. Over his tenure with The Hershey Company, he served in a variety of senior executive finance roles, including head of finance for North America, Global Supply Chain, and International. Mr. Cunfer has a Master of Business Administration from The Darden School of Business, University of Virginia and Bachelor of Arts in Finance from College of William and Mary.
“I am proud of what we have built at Atkins over the last several years and believe the newly created Simply Good Foods Company is a very talented organization with a strong foundation for future growth,” commented Mr. Mara. “I look forward to supporting Todd to ensure a smooth transition, and then shifting my focus to continued corporate development activity.”
About The Simply Good Foods Company The Simply Good Foods Company, or “Simply Good Foods,” is the company created by the business combination of Conyers Park Acquisition Corp., with executive founders Jim Kilts and Dave West, long-time business leaders in the consumer products sector, and NCP-ATK Holdings, Inc. Today, our highly-focused product portfolio consists primarily of nutrition bars, ready-to-drink shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein®, Atkins Endulge®, Atkins Harvest Trail brand names. Simply Good Foods will look to expand its platform through investment opportunities in the snacking space and broader food category. Over time, Simply Good Foods aspires to become a portfolio of brands that bring simple goodness, happiness and positive experiences to consumers and their families. For more information, please visit https://www.thesimplygoodfoodscompany.com.
Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “believe”, “ensure”, “growth”, “continue”, “expect”, “aspires”, or the negative or other variations thereof and other similar words, phrases or expressions. These forward-looking statements include statements regarding future plans for the Company, the estimated or anticipated future results and benefits of the Company’s future plans and operations, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: changes in the business environment in which the Company operates including general financial, economic, regulatory and political conditions affecting the industry in which the Company operates; changes in consumer preferences and purchasing habits; the availability of or competition for other brands, assets or other opportunities for investment by the Company or to expand the Company’s business; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of

                            Exhibit 99.1

Company’s management teams; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.
Investor Contacts
Katie Turner/ Rachel Perkins
ICR
646-277-1228
Katie.turner@icrinc.com
Rachel.perkins@icrinc.com